Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript AKNS.OB - Q2 2007 Akeena Solar Earnings Conference Call Event Date/Time: Aug. 09. 2007 / 2:00PM ET

FINAL TRANSCRIPT
Aug. 09. 2007 / 2:00PM ET, AKNS.OB - Q2 2007 Akeena Solar Earnings Conference Call

CORPORATE PARTICIPANTS

Mary Magnani
Lippert/Heilshorn & Associates - IR - Akeena Solar

Barry Cinnamon
Akeena Solar - President, CEO

Lad Wallace
Akeena Solar - CFO

Jim Curran
Akeena Solar - VP - Operations

CONFERENCE CALL PARTICIPANTS

George Santana
B. Riley & Co., Inc. - Analyst

Ronan Wolsdorf
Cowen & Co. - Analyst

Mark Fitzgerald
Banc of America Securities - Analyst

Jane Levy
Seal Capital - Analyst

Steve Shum
Core Fund Management - Analyst

Chris Thomas
Mindshare Capital - Analyst

Stan Trilling
UBS - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen. And welcome to the Second Quarter Akeena Solar Earnings Conference Call. My name is Karmen, and I will be your coordinator for today.

At this time, all participants are in listen-only mode. We will conduct a question-and-answer session toward the end of today's conference.

(OPERATOR INSTRUCTIONS)

And now, I would like to turn the call over to Miss Mary Magnani. Please precede ma'am.

Mary Magnani - Lippert/Heilshorn & Associates - IR - Akeena Solar

Thank you. Good afternoon, everyone, and thank you for joining us today for Akeena Solar Second Quarter Results Conference Call. With us from management are Barry Cinnamon, President and CEO, David "Lad" Wallace, CFO, and Jim Curran, Vice President of Operations. I'll review the Safe Harbor provisions of this conference call and then turn the call over to Barry.

Statements made on this conference call that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance and are subject to various risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ from those expressed in our forward-looking statements, and these differences could be material.

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Aug. 09. 2007 / 2:00PM ET, AKNS.OB - Q2 2007 Akeena Solar Earnings Conference Call

Forward-looking statements can be affected by many other factors including those described in the risk factors of the Company's filings with the SEC. These documents are available on line Akeeno's website at www.akeeno.net. All forward-looking statements included in this release are made of the date of this call, and Akeena Solar assumes no obligation to update any such forward-looking statements.

Today, Barry Cinnamon will provide a quick overview of our business and the Company highlights. Then Lad Wallace will review the financials in detail after which Barry will discuss the outlook and then open the call to questions.

And now, I'll turn the call over to Barry Cinnamon. Barry?

Barry Cinnamon - Akeena Solar - President, CEO

Thank you for joining us today on our Second Quarter 2007 Conference Call. We're delighted with our performance this quarter and our prospects for future growth. Demand for solar continues to expand rapidly, and we are executing on our strategy to be the leading residential and small commercial solar power installer in the U.S.

For the second quarter, we reported record revenue of $7.5 million. This represents a 20 percent growth over the first quarter and 168 percent growth over the same quarter of 2006. In addition, we ended the quarter with a backlog of $13.6 million and $14 million of cash.

To put things into perspective, this quarter we reported revenue greater than all of 2005. Furthermore, in the first six months of this year, we reported more revenue than all of 2006.

For the quarter ended June 30th, we installed over 900 kilowatts of solar power compared to approximately 350 in the same quarter of last year. Our average selling price increased to $8.22 per watt compared to $8.04 per watt in the same quarter of 2006.

Our record revenue performance this quarter was fueled by continued strong demand for our solar power systems. Homeowners and small businesses realize solar power systems are not only a good financial investment but are also becoming an environmental imperative.

Since our inception, Akeena has installed over 5,600 kilowatts of solar power. As a result of these collective installations, over 115,000 tons of CO2 emissions will not be dumped into the environment during the expected life of our customers' equipment.

I'm pleased to note that during the quarter, we hired Jim Curran as Vice President of Operations. Jim brings over 25 years of business process development and operations experience ranging from start-ups such as Exodus Communications to Fortune 500 companies such as IBM. We believe this appointment underscores our commitment to taking Akeena to the next phase.

It's challenging to install solar power systems in a cost-effective way, and we believe Jim's organizational capabilities will help us manage our growth and achieve our long-term revenue and profit objectives.

The market for solar power installations is expected to continue to grow at a rapid rate, both on a domestic and global level. According to Navigant Consulting, the domestic residential market, which is Akeena's target market, is expected to grow annually at 64 percent from 2006 to 2010.

To take advantage of this growth, in the past 12 months, we have either opened or acquired five new offices in California — Fresno, Orange Country, Bakersfield, Manteca and Santa Rosa. Earlier this week, we announced another new office in Palm Springs, bringing our total offices to seven in California and one on the east coast.

We're very focused on maintaining a disciplined approach to expanding to new locations. Before we open an office, we take the following steps. First, we evaluate the climate for solar power in new locations including incentives, electricity prices and customer demographics.

Next, we evaluate the competitive situation and then, we make a build versus buy decision based on the availability of potential target companies versus the time it will take to open a new office. In general, we estimate each new office we open organically will take up to a year to hit its stride. And an office we open as a result of an acquisition will take three to six months to become fully integrated.

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Aug. 09. 2007 / 2:00PM ET, AKNS.OB - Q2 2007 Akeena Solar Earnings Conference Call

From a financial standpoint, we estimate each new office will require an investment of approximately $600,000. We expect break-even in the latter half of the 12 months it takes to ramp up that new office.

In addition to equipping these offices with tools and materials, our new office opening procedure includes significant training and an initial marketing burst to promote the Akeena brand. We typically expect to spend about $300,000 on sales and marketing, $200,000 on training, and another $100,000 on operations and capital expenditures.

To date, each office has started installing solar systems, and we plan to begin installing in Palm Springs in Q3.

During this quarter, we also continued to build the Akeena brand. Our goals for marketing are twofold. First, at this early stage of the industry's growth, we find it very productive to educate business and residential customers on the benefits of solar power. Second, our branding efforts are directed towards ensuring that when customers are ready to purchase, they buy from the company with the best reputation and value, Akeena Solar.

Our new company headquarters at the busiest intersection in Los Gatos in the heart of the Silicon Valley marks the beginning of solar power as a retail consumer product. We believe this retail positioning reinforces Akeena as a leader in the solar industry and supports our operations across the state.

We believe our backlog of $13.6 million is a direct result of these sales and marketing efforts. Our patent pending solar installation technology is also on track for release later this year. Our experience dealing directly with residential customers and installing literally thousands of systems on rooftops has given us an in-depth understanding of customer needs, even more detailed than solar panel manufacturers themselves.

When it comes to purchasing a solar power system, customers look for a reliable installer who will provide them with the best value, great aesthetics and good long-term performance. We believe our proprietary technology provides superior aesthetics, enhanced performance and unparalleled reliability for our customers. This technology will enable us to install the system flush to the roof with no ugly rails or dangling wires. It will be the best looking system for residential retrofit roofs.

Moreover, we believe our technology will reduce rooftop labor by 50 percent, rooftop part count by 70 percent and provide a safer, more effectively grounded system.

Overall, we believe this new product will provide Akeena with a substantial and sustainable competitive advantage and will contribute to margin improvement. We expect to begin installing these systems in late 2007 or early 2008.

During the quarter, we strengthened our financial position by raising $12.6 million in a private placement transaction. This financing is being used to fuel our continued growth, particularly as we expand our geographic footprint. In addition, these funds provide us with the working capital needed to commercialize our proprietary solar installation technology.

We also increased our receivables and inventory-based line of credit with Comerica Bank from $2 million to $7.5 million. This increased line of credit provides us with greater financial flexibility to fund our expansion plans. We're excited to have Comerica as a business partner and look forward to a continued, successful, long-term collaboration.

Looking forward, we expect to see continued strong growth in both the residential and small commercial market segments. It's important to note that we concentrate on these segments because they typically carry higher gross margin than large commercial and utility scale installations.

In addition, the work flow for small and medium-sized installations is more predictable. And our goal is to continue to target a revenue mix of roughly 70 percent residential and 30 percent small commercial.

As we prepare for the launch of our proprietary installation technology later this year, we expect an increase in related R&D and marketing expenses. Combined, these expenses will peak in Q3 at approximately $1 million. We are reiterating our revenue guidance of annual growth of 135 percent over 2006.

I will now turn the call over to Lad Wallace for a review of our financial results.

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Aug. 09. 2007 / 2:00PM ET, AKNS.OB - Q2 2007 Akeena Solar Earnings Conference Call

Lad Wallace - Akeena Solar - CFO

Thank you, Barry. As Barry said earlier, we are very pleased with the strong results we are reporting today.

For the second quarter ended June 30, 2007, revenue was $7.5 million, up 168 percent, compared to $2.8 million for the second quarter of 2006, reflecting increased demand for residential and small commercial solar systems. We ended the second quarter with a $13.6 million backlog.

Gross margin for the second quarter of 2007 was 24 percent compared to 25 percent in the same quarter of last year. This slight decrease in margins reflect a price increase from one of our suppliers, which was partially offset by a reduction in our warranty reserve.

Looking to the third quarter, we believe the increased panel prices will have a minor effect on our Q3 margin.

Sales and marketing expenses were $1.3 million for the second quarter of 2007 compared to $289,000 last year. The majority of our sales costs are commission based. In addition, marketing campaigns made up a larger percentage of our sales and marketing expenses during the quarter as we educated consumers in the regions where we have new offices.

Our G&A expense was $2.4 million compared to $650,000 last year. The increase is related to expenses associated with being a public company, which we weren't in 2006, or early 2006, developing our proprietary technology and executing our expansion strategy as we invest in our future.

In sum, total operating expenses during the second quarter of 2007 were $3.6 million compared to $949,000 in the second quarter of 2006. Our net loss for the second quarter of 2007 was $1.9 million, or $0.10 per share, compared to a net loss of $248,000, or $0.03 a share, in the same quarter of 2006.

And now a review of our balance sheet: accounts receivable at June 30, 2007, was $4.9 million. During the quarter, we strengthened our balance sheet by raising gross proceeds of $12.6 million in a private placement. We used proceeds to expand our footprint in the solar industry and to purchase inventory.

In addition, we increased our line of credit with Comerica Bank from — to $7.5 million from $2.5 million. We ended the quarter with a cash balance of $14 million.

I'll now turn the call back over to Barry. Barry?

Barry Cinnamon - Akeena Solar - President, CEO

Thank you, Lad. We're proud to be part of our country's energy and environmental future. There's growing consensus that distributed solar power, producing electricity directly on the rooftops of buildings, is the cleanest and most cost-effective way to meet our energy needs.

Because we need to change our country's energy mix, Akeena continues to be very involved with both state and federal solar policies. We recently joined as a voting board member the National Solar Energy Industry's Association. I've continued my active work advocating for favorable solar programs in both Washington, D.C., and other states.

Just last weekend, the U.S. House of Representatives passed two major energy bills, H.R. 2776 and H.R. 3221. Passage of these bills is a major step forward for the solar power industry. These two bills will substantially increase the awareness, technology and financial benefits for solar power systems.

In particular, H.R. 2776, the energy tax incentive, will remove the $2,000 limit on residential solar power systems. For example, for a typical California homeowner, the residential tax credit would increase from $2,000 to over $8,000, reducing the payback from about nine years to fewer than six years.

Our biggest challenge now as an industry is to persuade lawmakers that $16 billion of long-term incentives to the oil and gas industry should be intelligently redeployed toward renewable energy sources such as solar power.

To put these existing credits in perspective, in the fourth quarter of 2006 alone, the big three oil companies had profits of $74 billion. It's reasonable to expect that with oil approaching $100 a barrel, and, by the way, it hit $78 a barrel last week, and gasoline over $4 a gallon, these high levels of profit should continue and government support will be redirected towards renewable energy sources such as solar power.

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Aug. 09. 2007 / 2:00PM ET, AKNS.OB - Q2 2007 Akeena Solar Earnings Conference Call

As you know, California and several east coast states have good long-term incentive programs for solar power. To a large degree, we have based our business growth goals on these existing programs. And we are not counting in any way on these two new federal energy bills getting into — getting signed into law.

Nevertheless, you can be assured that we will work towards expanding these incentive programs and will continue to do everything we can to make solar power cost effective without any incentives whatsoever.

In summary, our revenue growth of 168 percent in the second quarter compared to the comparable period last year validates our ability to execute on our plan. Fundamental economic and environmental drivers mean that the demand for solar power systems in our customer segment will continue to grow. And we have the capacity to deliver on these customer needs.

Our specific goals are to expand our geographic footprint and enhance our presence in existing markets, to build the Akeena brand and continue to provide the best value for our customers and to bring our new solar installation technology to the market, which will both improve the appearance of solar installations while at the same time reduce total installation cost.

Thank you very much, ladies and gentlemen. And now, I would like to open the call for questions. While we are waiting for the Q&A to start, I would like to invite you to attend Akeena Solar's press conference at the upcoming Solar Power 2007 Conference. This press conference will be held on September 24th at 6 p.m. and will be followed by a food and wine pairing reception, solar wines of course, at 7 p.m. at V20 located at 81 Aquarium Way in Long Beach, California. Now, we're ready for the Q&A.

QUESTION AND ANSWER

Operator

Certainly, gentlemen.

(OPERATOR INSTRUCTIONS)

And the first question comes from the line of George Santana from B. Riley. Please proceed.

George Santana - B. Riley & Co., Inc. - Analyst

Yes, congratulations on a great quarter. That's some strong growth.

Barry Cinnamon - Akeena Solar - President, CEO

Thank you.

Lad Wallace - Akeena Solar - CFO

Thank you.

George Santana - B. Riley & Co., Inc. - Analyst

A couple of questions, that backlog figure, is that the first time you've presented that?

Barry Cinnamon - Akeena Solar - President, CEO

Yes, it is.

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Aug. 09. 2007 / 2:00PM ET, AKNS.OB - Q2 2007 Akeena Solar Earnings Conference Call

George Santana - B. Riley & Co., Inc. - Analyst

Thanks. Thanks so much. That gives us a little bit more clarity to your operation.

Lad Wallace - Akeena Solar - CFO

You're welcome.

George Santana - B. Riley & Co., Inc. - Analyst

I know your analysts were bugging you for it last quarter. Can you — as we're going kind of through this market turmoil, can you speak a little bit about Akeeno's exposure to the tightening of consumer credit? And you have to imagine that the question that I'm going to be asked quite a lot is in the home equity line of credits being — or at least their availability being curtailed, does that affect you at all?

Barry Cinnamon - Akeena Solar - President, CEO

Thanks for the question, George. There are two reasons why people are buying solar power systems. The first is because it's the right thing to do for the environment. And that demand is just continuing to escalate.

The second is based on their personal economic decision. And what we're seeing in our experience, and it's reflected in the $13.6 million backlog, it's because electricity prices continue to go up, the economics get better, and the demand is increasing.

George Santana - B. Riley & Co., Inc. - Analyst

So, I'm hearing your answer, not much exposure? In other words, the market opportunity is so large that at the margin, you're not losing anything from the tightening of credit.

Barry Cinnamon - Akeena Solar - President, CEO

The market opportunity is large, and we're not seeing any reduction at all in demand because of a very recent tightening of credit.

George Santana - B. Riley & Co., Inc. - Analyst

Okay. Thanks for that. Can you speak as well to any changes in California and their hiccup as far as writing the rules in a proper way? And have they corrected that with Schwarzenegger's latest action?

Barry Cinnamon - Akeena Solar - President, CEO

That's another good question. It came up in the last call. And our answer is the same as last quarter, is we just finished another record quarter. And there are new rules in California. It has tended to slow things down for smaller companies that don't have the infrastructure. But we've been growing like crazy.

And I'd really like to point out that the key driver is publicity, the environment and economics. And those things are all very favorable. As long as we're able to deliver on the paperwork, which we are, sales are just growing steadily.

George Santana - B. Riley & Co., Inc. - Analyst

Great. Finally, can you comment at all on the module prices? And link it to your comment — I — I'm not sure if I caught it. The gross margin's affected in the third quarter because of some module price variability?

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Aug. 09. 2007 / 2:00PM ET, AKNS.OB - Q2 2007 Akeena Solar Earnings Conference Call

Barry Cinnamon - Akeena Solar - President, CEO

I'm going to have Jim Curran, our VP of Operations, address the question about module prices and the vendors that we're using. Jim?

Jim Curran - Akeena Solar - VP - Operations

Thanks, George. This is Jim Curran. As you know, our focus has always been on residential and small commercial. So, our gross margins as we see them right now are pretty much in line with what guidance we've given you to date, and we expect that that will continue to do so.

If we decide over time to move into a different approach with commercial, larger commercial, we would expect that we would be getting the same kind of margins.

George Santana - B. Riley & Co., Inc. - Analyst

Okay, thank you.

Barry Cinnamon - Akeena Solar - President, CEO

Thanks, George.

Operator

Your next question comes from the line of Ronan Wolsdorf from Cowen and Company. Please proceed.

Ronan Wolsdorf - Cowen & Co. - Analyst

Hi, this is Ronan Wolsdorf with Cowen. Congrats on the quarter, and indeed the backlog figure is very impressive. Can you speak to those figures? It sounds like you haven't given backlog in the past, but it's almost two quarters in terms of the run rate equivalent. And then related to that, I was wondering what you've been seeing in terms of California applications for residential?

Barry Cinnamon - Akeena Solar - President, CEO

Okay, sure. Well, let me answer the question about California applications for residential. It's continuing to go up. And that's reflected in our backlog. And the backlog is created by the continued investments we've made over the past six months in sales and marketing and new offices. And we will continue to make those investments, and we therefore expect that backlog to continue to grow as our business grows.

Ronan Wolsdorf - Cowen & Co. - Analyst

Okay. Do you have any stats for speaking to the California residential applications in terms of month to month change or over whatever period you track them?

Barry Cinnamon - Akeena Solar - President, CEO

On general trends, our applications are continuing to go up. And that's reflected in the increased sales and increased backlog. We have some anecdotal evidence that for smaller companies that are basically able to fill out the paperwork, follow it up on the phone and do installations on the roof at the same time that they're not seeing the same level of increase. And we're hearing that from some of the major suppliers also.

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Aug. 09. 2007 / 2:00PM ET, AKNS.OB - Q2 2007 Akeena Solar Earnings Conference Call

Ronan Wolsdorf - Cowen & Co. - Analyst

Okay. And then just lastly, in terms of the average selling prices on modules, what has the trend been since the second quarter now that we're into the third?

Barry Cinnamon - Akeena Solar - President, CEO

The general trend over the past three quarters has been a reduction in our cost for a module. Now, that isn't from every single company, but obviously, we're expanding our purchases from companies that are giving us better delivered module prices and being careful about purchasing from companies who would have an effect on increasing our customer prices.

Ronan Wolsdorf - Cowen & Co. - Analyst

And what sort of percent change do you expect, let's say in the second half of the year, in terms of module average selling prices?

Barry Cinnamon - Akeena Solar - President, CEO

For the entire year, we had expected a 5 percent to 10 percent reduction. And since it's composed of multiple different companies, that's still the estimate that we're comfortable with.

Ronan Wolsdorf - Cowen & Co. - Analyst

Okay, thanks very much.

Barry Cinnamon - Akeena Solar - President, CEO

Thanks, Ronan.

Operator

Your next question comes from the line of Mark Fitzgerald from Banc of America Securities. Please proceed.

Mark Fitzgerald - Banc of America Securities - Analyst

Thanks. With the new racking system here, do you have any sense what you're doing in terms of bringing the overall installation costs down? And the second thing, is any of that passed on to bringing the overall cost of the system down to the consumer?

Barry Cinnamon - Akeena Solar - President, CEO

Okay, thanks. Well, let me give you some metrics about the cost for installing a system now and in the future with our new integrated racking system. Right now, for a typical $8 per watt system, the module cost is about $3.50. The inverter cost is about $0.50 — and these are costs per watt, $0.75 per watt for balance of system, wiring, racking to connect, $1.25 for labor, and $2 a watt for G&A.

Now, when we've tested and modeled this going forward with our new technology, we expect our costs for the module to actually go up to $3.75 a watt, because so much is built into the module. The cost for the inverter is going to still be $0.50 a watt.

Where we see significant savings, our balance of system costs, i.e., wiring and racking, will be reduced to $0.30 per watt, and our labor is going to be reduced to $0.75 per watt. G&A would remain the same, so that brings us to about $7.30 a watt for a system, saving about 9 percent.

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Aug. 09. 2007 / 2:00PM ET, AKNS.OB - Q2 2007 Akeena Solar Earnings Conference Call

Now, the second part of your question, what impact that would have on the customer, that's something where we're really going to see what the customer's willing to pay. And there's a very good chance that, since the system really has superior aesthetics and it's integrated with the roof, we can actually charge a premium price for it.

Mark Fitzgerald - Banc of America Securities - Analyst

Okay. And another question here, if — I'm curious what percentage your mix is, new housing at this point, because when you look at the housing market, that particularly has gotten hit really hard, down about 19 percent across the country at this point. And I'm curious if there's any high degree of exposure there.

Barry Cinnamon - Akeena Solar - President, CEO

We do not focus on the new home construction market whatsoever. It's analogous to large commercial. And we are considering that market in the future as an opportunity when it meets our sales and profit target. So, it's had absolutely no effect on us, because that's not a market we're in.

Mark Fitzgerald - Banc of America Securities - Analyst

Okay, thank you.

Barry Cinnamon - Akeena Solar - President, CEO

Thanks, Mark.

Operator

And the next question comes from the line of Jane Levy from Seal Capital. Please proceed.

Jane Levy - Seal Capital - Analyst

Hi there, I just wanted to see if there was any update on these federal tax credits. I heard there was going to be some vote in the House before recess. But, it — I don't know what's transpired.

Barry Cinnamon - Akeena Solar - President, CEO

The most recent information we have is that over the weekend the House voted to approve H.R. 2776, the energy tax package. And that's the tax package that essentially eliminates the cap on residential tax credits. That's just voted to approve it. It still has a long way to go. And if and when that's signed into law, it certainly would have a positive impact on our business, and we'll disclose that later.

Jane Levy - Seal Capital - Analyst

Okay. Also, Barry, did I hear you say that $1 million in sales and marketing expense next quarter would be the peak?

Barry Cinnamon - Akeena Solar - President, CEO

We — yes, you did. And that would be a peak on our investment in R&D and marketing expenses for our new product.

Jane Levy - Seal Capital - Analyst

Okay. Okay, thanks.

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Aug. 09. 2007 / 2:00PM ET, AKNS.OB - Q2 2007 Akeena Solar Earnings Conference Call

Barry Cinnamon - Akeena Solar - President, CEO

Thank you, Jane.

Operator

The next question comes from the line of Steve Shum from Core Fund Management. Please proceed.

Steve Shum - Core Fund Management - Analyst

Thank you. Congratulations again on a good quarter. You indicated a goal of a 70/30 mix on residential and commercial. But I guess I didn't hear or wasn't clear, is that — was that the mix in this quarter?

Barry Cinnamon - Akeena Solar - President, CEO

Thanks for the question, Steve. That's our target mix, and we're not disclosing what it is on a quarter-by-quarter basis mainly because these commercial jobs, even though we may sell them. They don't always happen in the quarters in which we sell them. So, it's going to fluctuate. But, that's really where we're targeting. And the main reason for that target is we want a continuous smooth growth in the business in profitable segments.

Steve Shum - Core Fund Management - Analyst

Okay. How about any — I understand your point about sort of focusing on the smaller commercial opportunities because the margins are better. But, as they — as those smaller commercial opportunities — how do they relate to your residential sort of margins? Is it about equal? Or is there some difference there?

Barry Cinnamon - Akeena Solar - President, CEO

The small commercial opportunities and the residential overall are comparable. Although we may have a slightly lower price per watt for small commercial because it's a bigger job, the way in which we're able to do the installation reduces our costs, so our margins reflect that. So, those two segments, from almost perspective, we can consider them together, and they're comparable in margin.

Steve Shum - Core Fund Management - Analyst

And what about as you increase your footprint with new offices and as you grow your brand, I would think that you would see more commercial opportunities coming your way as people have a greater awareness of who you are. So, I know you're — you have a goal of 70/30, but is it conceivable that that could shift around a little bit as more commercial opportunities come your way and as businesses sort of recognize the needs or the advantages, I guess I should say, of solar technology, and especially when you get some big box retailers out there looking to do this on their stores, that obviously creates awareness amongst all business owners.

Barry Cinnamon - Akeena Solar - President, CEO

Well Steve, you touched on the key point, which is retail. And what we're experiencing here in Los Gatos with a retail presence is that small commercial businesses behave very similar to residential businesses as far as, "Hey, that solar looks kind of interesting." So, by having this retail presence, both residential and commercial customers are coming to us.

That's very different than large, huge commercial jobs. And that's another reason why we like to focus where there's synergies in the market segments.

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Aug. 09. 2007 / 2:00PM ET, AKNS.OB - Q2 2007 Akeena Solar Earnings Conference Call

Steve Shum - Core Fund Management - Analyst

Well, I would think that would also maybe potentially help smooth out any sort of volatility that may or may not occur in your residential markets.

Barry Cinnamon - Akeena Solar - President, CEO

It definitely helps smooth things out. And we have — we would have more volatility if we were targeting really big commercial jobs, which is another reason why we like the small commercial segment.

Steve Shum - Core Fund Management - Analyst

Got it.

Barry Cinnamon - Akeena Solar - President, CEO

And we're always looking at these opportunities as they evolve, but we're very happy in the segments we're in now.

Steve Shum - Core Fund Management - Analyst

Okay. Last question, I appreciate the color on how new offices work and how they ramp up and so forth, but have you stated any additional goals for the balance of this year as far as further expansion with new offices?

Barry Cinnamon - Akeena Solar - President, CEO

We're continuing to look for office locations where the climate for solar's good and where we can build a high revenue, profitable business. And we'll announce those as we complete them.

Steve Shum - Core Fund Management - Analyst

Great, thank you.

Barry Cinnamon - Akeena Solar - President, CEO

Thanks, Steve.

Operator

And the next question comes from the line of Brian Dombrowski of Pacific Asset Partners. Please proceed.

Brian Dombrowski - Pacific Asset Partners - General Partners

Thanks. Barry, first off, congratulations on your success. Just not to be obsessed with backlog, but one more time, the definition — let me back up a second. When I come into your store and sign for a purchase order, about how long am I waiting for delivery?

Barry Cinnamon - Akeena Solar - President, CEO

We are constantly striving to shorten the time frame from when you sign up to when we get the installation done. So, depending on your ability as a customer to take delivery, we're really targeting getting that done, soup to nuts, in the range of one to two months. Some commercial jobs take longer. Some residential jobs take shorter. It also has some variability on the location that we're in. But, overall, we're very, very happy with the backlog that we've generated.

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Aug. 09. 2007 / 2:00PM ET, AKNS.OB - Q2 2007 Akeena Solar Earnings Conference Call

Brian Dombrowski - Pacific Asset Partners - General Partners

Right. So, this backlog implies what it implies, which is I'm looking at a good chunk of this in the third quarter?

Barry Cinnamon - Akeena Solar - President, CEO

Well, yes, very specifically, if you come in and sign up today in our store in Los Gatos, you're immediately in the backlog.

Brian Dombrowski - Pacific Asset Partners - General Partners

Yes.

Barry Cinnamon - Akeena Solar - President, CEO

It's not until we book it as GAAP revenue that it comes out of the backlog and we disclose this as our revenue.

Brian Dombrowski - Pacific Asset Partners - General Partners

Wow, that's great. And you — can you provide any color on what backlog was approximately last quarter, even though it hasn't been disclosed yet?

Barry Cinnamon - Akeena Solar - President, CEO

No. We've just disclosed this first quarter's backlog — this quarter's backlog.

Brian Dombrowski - Pacific Asset Partners - General Partners

Okay. Well, congratulations on that number. It's phenomenal. Thank you.

Barry Cinnamon - Akeena Solar - President, CEO

Okay, thank you, Brian.

Operator

And your next question comes from the line of Chris Thomas from Mindshare Capital. Please proceed.

Chris Thomas - Mindshare Capital - Analyst

Hey, guys, I just wanted to follow up a little bit on your plans for geographic expansion. I guess in just a general sense, are you planning to open offices at the same rate that we've seen over the past 12 months, give or take?

Barry Cinnamon - Akeena Solar - President, CEO

We're continuing to prospect for good locations where we can expand. And we haven't set a defined goal of opening up X offices in Y months. We've set a goal of responsibly expanding the business in a way that hits the top line numbers without over-spending. So, we really have — can give you no more guidance right now on when or where would be next. But as you saw in the announcement on Palm Springs, when it's a done deal, we'll let everybody know.

FINAL TRANSCRIPT
Aug. 09. 2007 / 2:00PM ET, AKNS.OB - Q2 2007 Akeena Solar Earnings Conference Call

Chris Thomas - Mindshare Capital - Analyst

Okay. And are you mostly looking to expand further in California? Or are you looking at other states as well?

Barry Cinnamon - Akeena Solar - President, CEO

We're looking at all states where the climate for solar's good, which is states where they have good, sustainable rebate programs and incentives, and states where the cost of electricity is high. So California definitely fits into that as well as several east coast states.

Chris Thomas - Mindshare Capital - Analyst

Okay, thanks a lot.

Barry Cinnamon - Akeena Solar - President, CEO

Thanks, Chris.

Operator

And your final question comes from the line of Mr. Stan Trilling from UBS. Please proceed.

Stan Trilling - UBS - Analyst

Great quarter, guys. When will solar be sold on a solely cost-effective basis?

Barry Cinnamon - Akeena Solar - President, CEO

Today. And I don't mean that casually. There's a misconception out there, and some entities are saying solar's not cost effective now. But, if you look at the cost for a solar power system for a residential customer, let's just call it $24,000, and that system over its 30-year life is going to generate electricity at 4,300 kilowatt hours per year, just doing the simple math, you're generating power for 30 years, locked in at $0.19 a kilowatt hour. That's without incentives.

Many people in California, my friends, my neighbors, are paying well over $0.30 a kilowatt hour right now for electricity. So, it's cost effective. But from a utilities standpoint, solar's not cost effective and — because they're trying to sell you power.

But certainly, from a customer's perspective, at $0.19, it's cost effective without incentives. And when you layer the incentives on now, which we have in many states, that brings the cost of solar power down to $0.11 a kilowatt hour. And when people find out about that savings, it really gets them excited about buying a system.

Stan Trilling - UBS - Analyst

Okay, great. When you guys are making an acquisition, what type of liabilities do you take on for the warranty of the equipment that's already been placed by your acquired company?

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Aug. 09. 2007 / 2:00PM ET, AKNS.OB - Q2 2007 Akeena Solar Earnings Conference Call

Lad Wallace - Akeena Solar - CFO

Well, we acquire — this is Lad. We acquire zero liabilities per se. The warranties are still covered by the manufacturers. And we're — really we're only involved in asset purchases. We do not acquire liabilities.

Stan Trilling - UBS - Analyst

Okay. So it's an asset purchase, as opposed to buying the company?

Lad Wallace - Akeena Solar - CFO

Exactly.

Stan Trilling - UBS - Analyst

Right, okay.

Barry Cinnamon - Akeena Solar - President, CEO

Thanks, Stan.

Operator

And there's no further questions. I would like to turn the call back over to Mr. Barry Cinnamon, CEO. Please proceed, sir.

Barry Cinnamon - Akeena Solar - President, CEO

Thank you for joining us today. In closing, I'd like to emphasize that our investments are paying off, with five new offices opened this year so far, terrific revenue growth, a large backlog and a pending new product that we believe will completely change the rooftop solar installation business.

We will continue to conduct investment community outreach. Please contact our Investor Relations firm, Lippert/Heilshorn & Associates, with any questions. Thank you very much.

Operator

This concludes the presentation for today, ladies and gentlemen. You may now disconnect.

FINAL TRANSCRIPT
Aug. 09. 2007 / 2:00PM ET, AKNS.OB - Q2 2007 Akeena Solar Earnings Conference Call

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